                                                      EXHIBIT  28.1

                ANNUAL STATEMENT AS TO COMPLIANCE

      Marangal I. Domingo, Senior Vice President and Treasurer and David Imig, Senior Vice President and Director of Loan Servicing, both of Washington Mutual Bank, FA, (the "Bank"), pursuant to
Section 3.10 of certain Pooling and Servicing Agreements between the Bank, as seller and servicer, and Banker's Trust Co. of California, as trustee, dated as of the respective dates set forth below (the "Pooling and Servicing Agreements") pursuant to which Mortgage Pass-Through Certificates of the indicated Series were issued:

     Date of Pooling and            Mortgage Pass-Through
     Servicing Agreement            Certificates, Series
     -------------------            ----------------------
     July 1, 1987                         1987-1
     March 1, 1988                        1988-1
     April 1, 1988                        1988-2
     June 1, 1988                         1988-3
     August 1, 1988                       1988-4
     December 1, 1988                     1988-5
     January 1, 1989                      1989-1

do hereby certify that:

      (i) a review of the activities of the Bank for the year ended December 31, 1997 and of performance under the Pooling and Servicing Agreements has been made under our supervision, and

      (ii) to the best of our knowledge, based on such review, the Bank has fulfilled all of its obligations under each Pooling and Servicing Agreement throughout such year.

      IN WITNESS WHEREOF, we have hereunto signed our names as of this 20th day of February 1998.

                         /s/ Marangal I. Domingo
                        ------------------------------
                        Marangal I. Domingo
                        Senior Vice President
                        and Treasurer

                         /s/ David Imig
                        ------------------------------
                        David Imig
                        Senior Vice President
                        and Director of Loan Servicing